SUPPLEMENT TO MANAGEMENT AGREEMENT

                                          ENDEAVOR JANUS GROWTH PORTFOLIO




                                                       Date: February 9, 1999



Endeavor Management Co.
Suite 300
2101 East Coast Highway
Corona del Mar, California  92625


Ladies and Gentlemen:


         Endeavor Series Trust (the "Trust"), a Massachusetts business trust created pursuant to an Agreement and Declaration of Trust filed with the Secretary of State of The Commonwealth of Massachusetts, herewith supplements its Management Agreement (the "Agreement") dated November 23, 1992, as amended on January 28, 1998 with Endeavor Investment Advisers (which Agreement was transferred, effective January 1, 1999, to Endeavor Management Co., a California corporation (the "Manager"), as follows:

         1. Investment Description; Appointment. Pursuant to Section 1 of the Agreement the Trust hereby notifies the Manager that it has established one additional investment portfolio (the "New Investment Portfolio"), namely the ENDEAVOR JANUS GROWTH PORTFOLIO and that the New Investment Portfolio should be included as "Portfolios" as that term is defined in the Agreement.

         2. Limitation of Liability. A copy of the Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trust as trustees and not individually and that the obligations of this Agreement are not binding upon the Trustees or holders of shares of the Trust individually but are binding only upon the assets and property of the Trust.

         If the foregoing is in accordance with your understanding, kindly indicate your acceptance hereof by signing and returning to us the enclosed copy hereof.




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Endeavor Management Co.
Page 2



                               Very truly yours,

                               ENDEAVOR SERIES TRUST



                               By: /s/Vincent J. McGuinness, Jr.
                                   -----------------------------
                                   Authorized Officer



Accepted:


ENDEAVOR MANAGEMENT CO.



By:      /s/Vincent J. McGuinness, Jr.
         -----------------------------
         Authorized Officer




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                                                   AMENDMENT TO
                                                    SCHEDULE A




ENDEAVOR JANUS GROWTH PORTFOLIO               .80% of average daily net
                                              assets




ENDEAVOR MANAGEMENT CO.                       ENDEAVOR SERIES TRUST








By:      /s/Vincent J. McGuinness, Jr.   By:      Vincent J. McGuinness, Jr.
         -----------------------------            --------------------------
         Chairman                                 President

Date: February 9, 1999                   Date: February 9, 1999





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